FONTANELLA AND BABITTS
CERTIFIED PUBLIC ACCOUNTANTS                       534 Union Boulevard
                                                   Totowa Boro, New Jersey 07512
                                                   Tel: (973) 595-5300
                                                   Fax: (973) 595-5890




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (File Nos. 333-132059 and 333-119839) of our report, dated December 15, 2006, on the consolidated financial statements of Roebling Financial Corp, Inc. (the "Registrant") at and for the fiscal year ended September 30, 2006 which report is incorporated by reference into the
Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006.


                                                      /s/ Fontanella and Babitts

December 22, 2006